Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

                                                                    JURISDICTION

Scholastic Inc.                                                      New York
  Scholastic Book Clubs, Inc.                                        Missouri
  Scholastic Entertainment Inc.                                      New York
    SE Distribution Inc.                                             Delaware
  Scholastic Book Services, Inc.                                     Delaware
  Scholastic UK Group Ltd.                                           Delaware
    Scholastic Ltd.                                                  England
      School Book Fairs Ltd.                                         England
      Scholastic Book Clubs Ltd.                                     England
      Red House Books Ltd.                                           England
      Scholastic Educational Magazines Ltd.                          England
      Scholastic Ireland Ltd.                                        Ireland
  Weston Woods Studios, Inc.                                         Delaware
    Georgetown Studios, Inc.                                         Connecticut
    Children's Music Library, Inc.                                   New York
  Lectorum Publications, Inc.                                        New York
  The Electronic Bookshelf, Inc.                                     Indiana
  Quality Education Data, Inc.                                       Delaware
  The Scholastic Store, Inc.                                         New York
  Scholastic Interactive Xchange, Inc.                               Delaware
  Tom Snyder Productions, Inc.                                       Delaware
  Scholastic Distribution Services, Inc.                             Delaware
  Soup2Nuts Inc.                                                     Delaware
  Science Court Inc.                                                 Delaware
  Klutz                                                              California
  Sandvik Publishing Ltd.                                            Nevada
  Teacher's Friend Publications, Inc.                                California
  Scholastic Australia Pty. Ltd.                                     Australia
    Bookshelf Publishing Australia Pty. Ltd.                         Australia
    Troll School Book Clubs and Fairs Australia Pty. Ltd.            Australia
    Scholastic Australia Superannuation Pty. Ltd.                    Australia
    Scholastic Executive Superannuation Pty. Ltd.                    Australia
    Oldmeadow Booksellers (Aust.) Pty. Ltd.                          Australia
  Scholastic Canada Ltd.                                             Canada
    Scholastic Productions Canada Ltd.                               Canada
    Scholastic Bookfairs Canada Inc.                                 Canada
  Scholastic Hong Kong Limited                                       Hong Kong
  Scholastic India Private Limited                                   India
  Scholastic Mexico S.A. de C.V.                                     Mexico
  Scholastic New Zealand Ltd.                                        New Zealand
  Scholastic Argentina S.A.                                          Argentina

                             | 64 | SCHOLASTIC |

                                                                    JURISDICTION

   GrolierIncorporated                                               Delaware
     Scholastic at Home Inc. (formerly Grolier Enterprises Inc.)     Delaware
     Grolier Interactive Inc.                                        Delaware
     Grolier Publishing Co., Inc.                                    Delaware
     Grolier Reading Programs Inc.                                   Delaware
     Grolier Telemarketing, Inc.                                     Delaware
     Grolier (New York) Incorporated                                 Delaware
     Orchard Books, Inc.                                             New York
     Publishers World Trade Corporation                              Delaware
     Federated Credit Corp.                                          Delaware
     Grolier International, Inc.                                     Delaware
       Grolier Direct Marketing Pty. Ltd.                            Australia
       Grolier International Finance Inc. (Philippines) (60% owned)  Philippines
       Grolier International Private Limited (India)                 India
       Grolier (Malaysia) SDN BHD (40% owned)                        Malaysia
     Grolier Overseas Incorporated                                   Delaware
       Grolier Limited (Canada)                                      Canada
       Caribe Grolier, Inc.                                          Puerto Rico
       Grolier Limited (U.K.)                                        England
       Grolier Credit Services (U.K.) Limited                        England

                              | 65 | SCHOLASTIC |